UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section l3 and l5(d) of the
Securities Exchange Act of l934

November 15, 2004

Date of report (date of earliest event reported)

STANDARD PARKING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Chicago, Illinois  60611

(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement.

On November 15, 2004, we entered into two interest rate cap transactions with LaSalle Bank National Association (“LaSalle”), allowing us to continue to take advantage of LIBOR based pricing under our Credit Agreement while hedging our interest rate exposure on a portion of our borrowings under the Credit Agreement (“Rate Cap Transactions”).  Under each Rate Cap Transaction, we will receive payments from LaSalle at the end of each quarterly period to the extent that the prevailing three month LIBOR during that period exceeds our cap rate of 2.5%.  The first Rate Cap Transaction (attached to this Form 8-K as Exhibit 10.1) caps our interest rate on a $30 million principal balance at 2.5% for a total of 18 months, in exchange for a one-time payment of $321,000 by us on November 16, 2004.  The second Rate Cap Transaction (attached to this Form 8-K as Exhibit 10.2) caps our interest rate on a $15 million principal balance at 2.5% for a total of nine months, in exchange for a one time payment of $51,000 by us on November 16, 2004.  Each Rate Cap Transaction will begin as of January 12, 2005 and will settle each quarter on a date that is intended to coincide with our quarterly interest payment dates under the Credit Agreement.

The foregoing summary is subject in all respects to the actual terms of the Rate Cap Transactions, copies of which are attached as Exhibits 10.1 and 10.2 to this Form 8-K.

Section 9—Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits

(c)                                  Exhibits

10.1        Amended Rate Cap Transaction Agreement dated as of November 15, 2004 by and among LaSalle and the Registrant.

10.2        Amended Rate Cap Transaction Agreement dated as of November 15, 2004 by and among LaSalle and the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION

Date: November 17, 2004	By:	/s/ G. Marc Baumann
G. Marc Baumann,
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

10.1	Amended Rate Cap Transaction Agreement dated as of November 15, 2004 by and among LaSalle and the Registrant.

10.2	Amended Rate Cap Transaction Agreement dated as of November 15, 2004 by and among LaSalle and the Registrant.